                                                                    EXHIBIT 19.1
                        STATEMENT TO CERTIFICATEHOLDERS
                      NATIONSCREDIT GRANTOR TRUST 1997 - 1

         Pursuant to the Pooling and Servicing Agreement, dated as of May 22, 1997 among NationsCredit Securitization Corporation (as "Seller"), NationsCredit Corporation of America (as "Servicer") and Bankers Trust Company (as "Trustee" and "Collateral Agent"), the Servicer is required to prepare certain information each month regarding distribution to Certificateholders and the performance of the Trust. The information with respect to the applicable Distribution Date is set forth below.


 Month                                                                                                      Dec-97
 Collection Period                                                                                         12/1/97
 Determination Date                                                                                        1/12/98
 Deposit Date                                                                                              1/14/98
 Distribution Date                                                                                         1/15/98

 POOL BALANCE
          Pool Balance on the close of the last day of
          the Collection Period (Record Date)                                                       154,707,662.90
          Pool Factor                                                                                   85.1065601%
          Ending Pool Balance (per $1,000 certificate)                                                      851.07
          Liquidation Proceeds                                                                          121,919.95
          Purchase Amounts                                                                                       -

 AMOUNTS DISTRIBUTED ON THE DISTRIBUTION DATE (PER $1,000 CERTIFICATE)
          Interest Payments:
          Monthly Interest Payment                                                                            4.86
          Carry-Over Monthly Interest Payment                                                                    -
          Total Interest Payment                                                                              4.86

          Principal Payments:
          Monthly Principal Payment                                                                          12.45
          Carry-Over Monthly Principal Payment                                                                   -
          Total Principal Payment                                                                            12.45

          Servicing Fee:
          Servicing Fee                                                                                       0.54
          Carry-Over Monthly Servicing Fee                                                                       -
          Total Servicing Fee                                                                                 0.54

                         MONTHLY SERVICERS CERTIFICATE
                      NATIONSCREDIT GRANTOR TRUST 1997 - 1

         Pursuant to the Pooling and Servicing Agreement, dated as of May 31, 1997 among NationsCredit Securitization Corporation (as "Seller"), NationsCredit Corporation of America (as "Servicer") and Bankers Trust Company (as "Trustee" and "Collateral Agent"), the Servicer is required to prepare certain information each month regarding distribution to Certificateholders and the performance of the Trust. The information with respect to the applicable Distribution Date is set forth below.

Month                                                                                                             Dec-97
Collection Period                                                                                               1-Dec-97
Determination Date                                                                                             12-Jan-98
Deposit Date                                                                                                   14-Jan-98
Distribution Date                                                                                              15-Jan-98

POOL BALANCE
         Pool Balance on the close of the last day of the preceding Collection Period                     156,971,681.87
         Principal Collections                                                                              2,048,610.26
         Purchase Amounts Allocable to Principal                                                                     -
         Defaulted Receivables                                                                                215,408.71
         Pool Balance on the close of the last day of the Collection Period                               154,707,662.90
         Original Pool Balance                                                                            181,781,125.63
         Certificate Factor                                                                                     85.10656%
         Preference Amounts                                                                                          -
         Certificate Pass-Through Rate                                                                              6.75%
         Servicing Fee Rate                                                                                         0.75%

AVAILABLE FUNDS
         Collections allocable to interest                                                                  1,444,877.84
         Purchase Amounts allocable to interest                                                                      -
         Liquidation Proceeds                                                                                 121,919.95
         Collections allocable to principal                                                                 2,048,610.26
         Purchase Amounts allocable to principal                                                                     -
         Other Available Funds - Interest on Collection or Certificate Account                                       -
         Total Available Funds                                                                              3,615,408.05

INTEREST PAYMENT
         Monthly Interest Payment                                                                             882,965.71
         Carry-Over Monthly Interest                                                                                 -
         Total                                                                                                882,965.71

PRINCIPAL PAYMENT
         Monthly Principal Payment                                                                          2,264,018.97
         Carry-Over Monthly Principal                                                                                -
         Total                                                                                              2,264,018.97

SERVICING FEE
         Servicing Fee                                                                                         98,107.30
         Carry-Over Servicing Fee                                                                                    -
         Total                                                                                                 98,107.30

DEPOSIT TO THE CERTIFICATE ACCOUNT
         Available Funds                                                                                    3,615,408.05
         Reserve Account Withdrawal Amount                                                                           -
         Surety Drawing Amount                                                                                       -
         Total Deposit to the Certificate Account                                                           3,615,408.05

DISTRIBUTIONS FROM THE CERTIFICATE ACCOUNT
         Monthly Interest Payment and any Carry-Over Monthly Interest                                         882,965.71
         Monthly Principal Payment and any Carry-Over Monthly Principal                                     2,264,018.97
         Servicing Fee and any Carry-Over Servicing Fee                                                        98,107.30
         Distributions to the Surety Bond Provider                                                             15,697.17
         Distributions to the Reserve Account                                                                        -
         Distributions to the Seller                                                                          354,618.90
         Carry-Over Monthly Interest to the next Distribution Date                                                   -
         Carry-Over Monthly Principal to the next Distributions Date                                                 -
         Carry-Over Servicing Fee to the next Distribution Date                                                      -

RESERVE ACCOUNT
         Reserve Account Balance as of the end of the preceding Collection Period                           6,278,867.27
         Earnings from investments on the Reserve Account                                                      26,874.19
         Reserve Account Withdrawal Amount                                                                           -
         Deposits to the Reserve Account                                                                             -
         Reserve Account Balance                                                                            6,305,741.46
         Distributions of any excess amounts on deposit in the Reserve Account                                117,434.94
         Ending Reserve Account Balance                                                                     6,188,306.52
         Reserve Account Balance as a % of the Pool Balance                                                         4.00%
         Specified Reserve Account Requirement                                                              6,188,306.52
         Amount needed to fully fund Reserve Account                                                                 -

SURETY BOND
         Outstanding Reimbursement Obligations at the end of the preceding Collection Period                         -
         Preference Amounts                                                                                          -
         Surety Drawing Amount                                                                                       -
         Surety Bond Fee                                                                                       15,697.17
         Interest on Outstanding Reimbursement Obligations at the end of the preceding Collection Period             -
         Amounts due to Surety Bond Provider                                                                   15,697.17
         Distributions to the Surety Bond Provider                                                             15,697.17
         Remaining Reimbursement Obligations Owed to the Surety Bond Provider                                        -


NET CREDIT LOSS RATIO
         Net Credit Losses                                                                                     93,488.76
         For the current Collection Period                                                                          0.72%
         For the preceding Collection Period                                                                        1.92%
         For the second preceding Collection Period                                                                 0.36%
         Average Net Credit Loss Ratio                                                                              1.00%

DELINQUENCY ANALYSIS
         Number of Loans
         30 to 59 days past due                                                                                      243
         60 to 89 days past due                                                                                       53
         90 or more days past due                                                                                    102
         Total                                                                                                       398

         Principal Balance
         30 to 59 days past due                                                                             2,597,604.83
         60 to 89 days past due                                                                               586,499.55
         90 or more days past due                                                                           1,199,812.17
         Total                                                                                              4,383,916.55

         Delinquency Ratio
         For the current Collection Period                                                                          2.83%
         For the preceding Collection Period                                                                        2.49%
         For the second preceding Collection Period                                                                 2.29%
         Average Delinquency Ratio                                                                                  2.54%

REPOSSESSION ANALYSIS
         Current Balance of Contracts where Repossession occurred in the Current Month                        366,185.40
         Number of Contracts where Repossession occurred in the Current Month                                         27

WEIGHTED AVERAGE COMPUTATIONS
         Weighted Average Coupon                                                                                   10.92%
         Weighted Average Original Term (months)                                                                  122.00
         Weighted Average Remaining Term (months)                                                                 103.81
         Number of Outstanding Accounts - End of Period                                                           13,920

CASH SETTLEMENT FOR THE TRUSTEE
         Total Deposit to the Certificate Account                                                           3,615,408.05
         Servicing Fee                                                                                         98,107.30
         Interest allocable to the Seller's Certificate                                                             0.61
         Principal amount allocable to the Seller's Certificate                                                     1.56
         Wire Funds to the Surety Bond Provider                                                                15,697.17
         Net Deposit to the Certificate Account - Excluding Amounts Due to Seller                           3,501,601.41
         Wire Funds to the Certificateholders - Interest Amounts                                              882,965.10
         Wire Funds to the Certificateholders - Principal Amounts                                           2,264,017.41
         Deposit Funds into the Reserve Account                                                                      -
         Wire Funds to NationsCredit                                                                          354,618.90

                                Approved by:  /s/ LAWRENCE ANGELILLI
                                              ----------------------
                                              Authorized Signer